Land Tenancy Contract

Landlord: Dinghu District Guicheng Office Longyi Residents' Committee Team No. 15 ("Party A")
Tenant: Zhaoqing Huasu Trading Co., Ltd., Zhaoqing Chuangyi Resource Recycling Co., Ltd., Zhaoqing Xinye Plastic Co., Ltd. and Zhaoqing Lijun Arts & Crafts Co., Ltd. ("Party B")

The Contract is made between the Parties through sufficient and mutual negotiation concerning Party B's tenancy of the land owned by Party A in the principles of equality, mutual benefits and development in accordance with the *Contract Law of the People's Republic of China*.

I. Scope and Period of Tenancy

1. Party A will let out the land set aside for private use, covering the area of 34.65 mu within red line, located at Plot 34, New City (Industrial Park), Dinghu District, to Party B for constructing factory building.
2. Tenancy period: 20 years from October 8, 2007 to October 8, 2026.

II. Payment Method

1. Rent: tenancy period for the Land is 20 years. Rents will be six million and forty thousand yuan only (RMB6,040,000.00) totally.
2. Payment method: on a lump-sum basis.
3. Party A shall deliver the Land to Party B as of the date of the Contract. Party B shall pay off all rents on a lump-sum basis on and prior to October 8, 2007; otherwise, it shall be deemed as Party B's breach of the Contract.

III. Liabilities

1. Party A shall assist in obtaining all necessary certifications and coordinate the relationship between Party B and relevant authorities.
2. Factory building and relevant facilities shall be applied for construction in the name of Party A, and all costs and expenses arising therefrom shall be for the account of Party B. Various materials concerning construction application shall be kept by Party B, with copies provided to Party A for filing.
3. Party A shall be responsible for connecting water pipes to the red line of the Land with pipes at GB2.5 inches.
4. Party A shall assist actively with Party B in arranging discharge path of sewage disposal facilities in order to ensure Party B's discharge channels will be smooth, free from any disturbance.
5. Neither Party A nor villagers therein may put forward any objection to the Contract for any excuse, nor disturb Party B's normal production and operation.
6. Party B must abide by laws and regulations of the People's Republic of China, conduct operation activities and pay taxes in law.
7. Party B shall be responsible for constructing factory buildings, bearing water and power loads, paying for installation of water and power facilities, fire protection devices and auxiliary facilities in living area. Party B shall pay all costs of water and power.

8. Party B shall make sewage disposal within the Land and ensure smooth discharge.

IV. Miscellaneous

1. If, during tenancy period, it is necessary for Party B to change the purpose of all or part of the Land or to change the structures of overground buildings, fixtures or other auxiliary facilities, Party A's written consent must be secured.
2. In case of planning adjustment, expropriation or resumption of land-use right by the government within the tenancy period, Party B shall refund the land rent for remaining period to Party A and compensate for Party A's costs for construction of factory building in accordance with pertinent state provisions (compensation standards shall be subject to pertinent laws and regulations).
3. Upon expiration of the tenancy period, titles to all buildings and various auxiliary facilities constructed by Party B within the Land shall vest in Party A, free of charge, and Party B may not remove or destroy them purposely.

V. Default Liability

1. If, during performance of the Contract, Party A violates the obligation clause hereof, it constitutes Party A's default. In such case Party A must compensate for all economic losses to Party B arising therefrom. Compensations shall be determined through evaluation of relevant appraisal company via legal channels.
2. Party B's failure to pay off all rents on schedule shall entitle Party A to take back the Land, to rescind the Contract and claim for rents from the date of delivery to the finale payment date stipulated in the Contract.
3. If, during performance of the Contract, Party B violates the obligation clause hereof, it constitutes Party B's default. In such case, Party A shall have the right to take back the Land and to rescind the Contract; all buildings and various auxiliary facilities constructed by Party B within the Land shall be owned by Party A without charges; and, Party A may refund the rent for the period as of the rescission date of the Contract.

VI. The Contract shall be governed by the laws of the People's Republic of China. Any and all disputes between the Parties during performance of the Contract shall be settled through equal negotiation; where negotiation fails, either party shall have the right to bring a lawsuit with the competent court.

VII. Any matter uncovered herein may be specified through unanimous negotiation in supplemental clauses, which shall have equal force with the Contract.

VIII. The Contract shall be in four copies with equal legal force, one for either party, one kept by Party A's competent authority and the remaining one filed at Guicheng Law Service Office. The Contract shall take effect with signatures and seals of the Parties.

Party A: Dinghu District Guicheng Office Longyi Residents' Committee Team No. 15
Representative (signature): Chen Fushui

Party B: Zhaoqing Huasu Trading Co., Ltd., Zhaoqing Chuangyi Resource Recycling Co., Ltd., Zhaoqing Xinye Plastic Co., Ltd. and Zhaoqing Lijun Arts & Crafts Co., Ltd.
Representative (signature): Peng Zhizhong, Luo Jianhua, Chen Wenqing and Lu Jianzhong

Competent authority: Dinghu District Guicheng Sub-district Office Longyi Residents' Committee
Executed at: Zhaoqing Dinghu District Judicial Bureau Legal Service Office
Executed on September 25, 2007